UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-34131	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing China, 100107
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-10-84928149

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2010, Sinoenergy Corporation (the “Company”) notified the NASDAQ Stock Market (“NASDAQ”) of its intent to delist its common stock (the “Stock”) from the NASDAQ Capital Market subject to approval by the Company’s shareholders of a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of March 29, 2010, as amended (the “Amended Merger Agreement”), providing for the merger of SNEN Acquisition Corp. (“Merger Sub”) into the Company.  Merger Sub is a wholly-owned subsidiary of Skywide Capital Management Limited, (“Skywide”).  Messrs. Tianzhou Deng and Bo Huang, who are, respectively, the Company’s Chairman of the Board and the Company’s Chief Executive Officer and a member of the Company’s board, are the sole owners of Skywide.  On September 24, 2010, the Company’s shareholders voted in favor of the transaction. On September 28, 2010,  a Form 25 relating to the delisting of the Company’s securities on the NASDAQ Capital Market was filed with the Securities and Exchange Commission (the "SEC”) by the NASDAQ Stock Market LLC and a Form 15 will be filed with the SEC by the Company relating to the termination of the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended. The Company has been informed by NASDAQ that trading in its securities will be suspended by NASDAQ effective at the close of business on September 28, 2010, with official delisting of the Company’s securities effective ten days thereafter, on October 7, 2010.

A copy of the press release announcing the voluntary delisting is attached hereto as Exhibit 99.1.

Item 5.01       Change of Control

On March 29, 2010, the Company entered into the Amended Merger Agreement with Skywide and Merger Sub which provided for the merger of Merger Sub into the Company.  On September 27, 2010, the transactions contemplated by the Amended Merger Agreement were consummated upon the filing of the Articles of Merger with the Nevada Secretary of State.  As a result of this transaction, 100% of the Company’s issued and outstanding shares of common stock are beneficially owned by Skywide and by Messrs. Tianzhou Deng and Bo Huang, who are the sole owners of Skywide.  As a result of the merger, the Company’s common stock will no longer be publicly traded.  The merger consideration of $1.90 per share was provided by Skywide.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2010, Robert Adler, Greg Marcinkowski, Shi Baoheng, Lu Renjie and Donald Yang each resigned as a director of the Company, effective immediately.  There was no disagreement or dispute between Mr. Adler, Mr. Marcinkowski, Mr. Baoheng, Mr. Renjie and Mr. Yang and the Company which led to their respective resignations.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On September 24, 2010, the Company held a special meeting of stockholders. The issued and outstanding shares of stock of the Company entitled to vote at the meeting consisted of 15,922,391 shares of common stock outstanding on the record date, August 19, 2010.

At the special meeting, the Company’s stockholders approved the Amended Merger Agreement.

The following is a tabulation of the number of shares voted for the proposal, the number of shares voted against the proposal, the number of shares abstaining with respect to the proposal and the number of shares subject to broker non-votes with respect to the proposal:

For	Against	Abstaining	Broker Non-Votes
12,740,644	16,449	6,450	0

The votes in favor of approval of the proposal represented approximately 80% of the outstanding shares of the Company’s common stock as of August 19, 2010, the record date for the meeting.

A copy of the press release announcing the voting results is attached hereto as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits.

Exhibits

3.1           Articles of Merger, dated September 27, 2010
99.1         Press Release, dated September 20, 2010.
99.2         Press Release, dated September 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOENERGY CORPORATION
(Registrant)

Date: September 27, 2010	By:	/s/ Bo Huang
Bo Huang, Chief Executive Officer